UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 16, 2008

OCCIDENTAL PETROLEUM CORPORATION

(Exact Name of Registrant
as Specified in Its Charter)

Delaware	1-9210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10889 Wilshire Boulevard Los Angeles, California		90024
(Address of Principal Executive Offices)		(ZIP Code)

(310) 208-8800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On October 16, 2008, Occidental Petroleum Corporation (“Occidental”) entered into an Underwriting Agreement with Banc of America Securities LLC and J.P. Morgan Securities Inc., as the representatives of the several underwriters named therein (the “Underwriters”), pursuant to which Occidental agreed to issue and sell to the Underwriters $1,000,000,000 aggregate principal amount of its 7% Senior Notes due 2013 (the “Notes”).  The public offering price of the Notes was 99.136% of the principal amount.  The net proceeds from the offering of approximately $984.4 million, after deducting underwriting discounts and estimated offering expenses, will be used for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by Occidental, and customary conditions to closing, indemnification obligations of Occidental and the Underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions.

The Notes will be issued pursuant to an Indenture dated April 1, 1998 between Occidental and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, the original trustee, as supplemented by an Officers’ Certificate to be dated October 21, 2008, setting forth the specific terms applicable to the Notes (the “Officers’ Certificate”).  The Notes will bear interest at the rate of 7% per year.  Interest on the Notes will be payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2009.  The Notes will mature on November 1, 2013.  Occidental may redeem some or all of the Notes at any time and from time to time at the redemption price set forth in the Notes.

The Notes will be sold pursuant to Occidental’s automatic shelf registration statement on Form S-3 (Registration No. 333-152875) under the Securities Act of 1933.  Occidental has filed with the Securities and Exchange Commission a final prospectus supplement, dated October 16, 2008, together with the accompanying prospectus, dated August 11, 2008, relating to the offering and sale of the Notes.

For a complete description of the terms and conditions of the Underwriting Agreement, the Officers’ Certificate and the Notes, please refer to the Underwriting Agreement, the Officers’ Certificate and the form of Note, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1 and 4.2, respectively.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with Occidental and its affiliates, for which they have received and in the future may receive compensation.

Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 16, 2008, among Occidental Petroleum Corporation, Banc of America Securities LLC and J.P. Morgan Securities Inc.

4.1	Form of Officers’ Certificate, dated October 21, 2008, establishing the terms and form of the 7% Notes due 2013.

4.2	Form of 7% Note due 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION

Date:	October 20, 2008	By:	/s/ Jim A. Leonard
			Name:	Jim A. Leonard
			Title:	Vice President and Controller
(Principal Accounting and Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 16, 2008, among Occidental Petroleum Corporation, Banc of America Securities LLC and J.P. Morgan Securities Inc.

4.1	Form of Officers’ Certificate, dated October 21, 2008, establishing the terms and form of the 7% Notes due 2013.

4.2	Form of 7% Note due 2013.